HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Senior Vice President, Finance and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2006 RESULTS

AND PROVIDES INITIAL 2007 GUIDANCE

Highlights for the Fiscal Year Ended October 31, 2006

•

The Company reported net income of $138.9 million for fiscal 2006, or $2.14 per fully diluted common share, compared with $469.1 million, or $7.16 per fully diluted common share, in fiscal 2005. Total revenues increased 15% over the prior year, to $6.1 billion.

•	During fiscal 2006, the Company incurred $336 million of charges related to inventory impairments and land option deposit write-offs, including $315 million in the fourth quarter.
•	Prior to the effect of the land-related charges, pretax earnings for fiscal 2006 were $569 million, equivalent to $5.46 of net earnings per fully diluted common share.
•

Excluding unconsolidated joint ventures, the Company delivered 17,940 homes with an aggregate sales value of $5.9 billion in fiscal 2006, up 10.2% compared to deliveries of 16,274 homes with an aggregate sales value of $5.2 billion in fiscal 2005. In fiscal 2006, the Company delivered 2,261 homes in unconsolidated joint ventures, up 49.8% compared with 1,509 homes in fiscal 2005.

•

The number of net contracts for fiscal 2006, excluding unconsolidated joint ventures, declined 18.2% to 13,761 contracts. The dollar value of net contracts for fiscal 2006, excluding unconsolidated joint ventures, decreased 17.3% to $4.6 billion, compared to $5.6 billion last year.

•

Contract backlog as of October 31, 2006, excluding unconsolidated joint ventures, was 8,496 homes with a sales value of $2.9 billion, compared with a $4.1 billion sales value of contract backlog at the end of fiscal 2005.

•	Common stockholders’ equity grew to $1.81 billion, or $29.23 per common share, at October 31, 2006, a 9.1% increase from $1.66 billion, or $26.86 per common share, at October 31, 2005.

•

The Company ended the year with no balance outstanding on its $1.5 billion unsecured revolving credit facility and $43.6 million in cash on the balance sheet. The Company’s average ratio of net recourse debt to capital for the year was 49.0%.

•

Management is providing an initial projection for 2007 earnings of between $1.50 to $2.00 per fully diluted common share on 16,000 to 18,000 home deliveries, including 1,000 to 1,500 deliveries from unconsolidated joint ventures.

RED BANK, NJ, December 18, 2006 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported net income available to common stockholders of $138.9 million, or $2.14 per fully diluted common share, on $6.1 billion in total revenues for the full year ended October 31, 2006. In fiscal 2005, net income available to common stockholders was $469.1 million, or $7.16 per fully diluted common shares, on total revenues of $5.3 billion.

Homebuilding gross margin, before interest expense included in cost of sales, was 23.1% for fiscal 2006, a 330 basis point decline from an all-time record of 26.4% in the prior year. Total SG&A expense was 11.2% in fiscal 2006, compared with 10.0% in 2005. The Company’s pretax income from Financial Services in fiscal 2006 rose 29% over 2005, to $31.0 million.

For the three-month period ended October 31, 2006, revenues were $1.7 billion, compared to $1.8 billion for the fourth quarter of fiscal 2005. After charges related to inventory impairments and land option write-offs, the Company reported a loss to common stockholders for the fiscal 2006 fourth quarter of $117.9 million, or $1.88 per fully diluted common share, compared to net income available to common stockholders of $165.4 million, or $2.53 per fully diluted common share, for the same period a year ago.

Comments From Management

“Overall we are disappointed with our results in fiscal 2006,” commented Ara K. Hovnanian, President and Chief Executive Officer of the Company. “Although our deliveries and revenues increased over the record year of 2005, our gross margins fell 330 basis points — as we cut pricing and offered incentives to improve affordability and remain competitive in a period of a slower housing demand.”

“We did not anticipate the suddenness or magnitude of the fall in pricing that occurred this year in many of our communities. Our profitability and the pace of new home sales in our markets continues to be adversely impacted by high contract cancellation rates, increases in the number of resale listings and increases in the number of new homes available for sale,” Mr. Hovnanian said. The Company’s contract cancellation rate for the fourth quarter was 35%, compared with 25% in the fourth quarter of 2005 and a 33% rate reported in the third quarter of fiscal 2006.

“Conditions in some markets like Texas and North Carolina have been holding up better than those in our other markets. Despite healthy job growth, steadily increasing GDP, strong household formation, and low mortgage rates, most housing markets have been adversely impacted by heightened inventories of both new and existing homes for sale, along with shifting consumer sentiment which has kept many homebuyers on the sidelines waiting for an even better deal on a new home,” Mr. Hovnanian added. “Over the past two months, we have started to see a glimmer of hopeful indicators that the markets may be stabilizing, including modest declines in resale inventories, improving consumer confidence, particularly in the University of Michigan survey which specifically tracks consumer attitudes toward buying homes, and healthy levels of buyer traffic at many of our communities. Thus, as we begin calendar 2007, we are cautiously optimistic that some of our more challenging markets will begin to experience decreasing cancellations and an improved sales pace. However, we may not get a good read on the market until the spring selling season begins in earnest. Until we experience an actual improvement in our pace of net contracts, we are continuing to manage assuming that current conditions remain with us for the foreseeable future.”

“In the fourth quarter, we decided to walk away from $141 million in land deposits and predevelopment costs and took impairment charges of $174 million,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. “We successfully renegotiated a number of our land option contracts in the third and fourth quarters of fiscal 2006, and we have also walked away from our deposits and predevelopment costs on many option contracts where it did not make economic sense to proceed. Although it is painful to incur these write-offs, we believe it is much better than proceeding to build-out these communities at very low returns or losses over the coming years,” Mr. Sorsby said. The Company ended the year with 427 active communities, which is below its prior estimate of 440 communities as a result of walking away from certain options and negotiating delays in the takedown on other communities. As of October 31, 2006, the Company had 60,714 lots held under option contracts and controlled a total of 94,618 lots, a 22% decline from the peak level controlled as of April 30, 2006.

“Although we are concerned with the uncertainty currently evident in housing markets, we are providing initial guidance for fiscal 2007, based on our standard practice of assuming that our sales pace and pricing in each of our communities remains as it is today and that market conditions do not deteriorate further,” Mr. Sorsby continued. “On that basis, assuming that the economy remains reasonably healthy and mortgage rates remain stable, we are projecting fiscal 2007 earnings between $1.50 to $2.00 per fully diluted common share on 16,000 to 18,000 home deliveries, including 1,000 to 1,500 deliveries from unconsolidated joint ventures. For the first quarter of fiscal 2007 we anticipate modest earning of between $0.05 and $0.10 per fully diluted share with earnings significantly weighted to the second half of the year. We believe that the overall U.S. housing market may hit the bottom in the first half of 2007. However, the housing market is likely to bounce along the bottom for several quarters before pricing and sales pace improves.”

“As we go forward, we will continue to exercise discipline with regard to our balance sheet. We significantly slowed our land purchases during the second half of 2006,” said Mr. Sorsby. “However, we have 60 more communities open at the start of fiscal 2007 than we had available for sale a year ago. While our inventories are expected to grow through the first two quarters of fiscal 2007, for the full year we expect the net change in inventories to be close to zero. We anticipate that our average ratio of net recourse debt to capitalization will average close to our target of 50% during fiscal 2007,” Mr. Sorsby concluded.

In Closing

“We believe the quick reaction of the housing markets to set pricing for new homes at lower levels is a significant positive that should allow us to return to a more profitable business environment sooner,” Mr. Hovnanian said. “We have been through downturns in the housing industry many times during our 47 years of operation. Each time, we have emerged as a stronger and better company, with an improved market share. We are confident that we will weather the current slowdown with a similar result. Despite incurring $336 million of land-related charges in 2006, our common stockholders’ equity grew by 9.1%.”

“We are working hard to manage our Company through this period conservatively and effectively. That has resulted in some tough decisions regarding our staffing and our subcontractor base. We believe that the steps we are taking today are necessary to maintain our competitive position in the face of the current conditions, and to position us for recovery as we move through fiscal 2007 and into 2008,” Mr. Hovnanian concluded.

Hovnanian Enterprises will webcast its fourth quarter earnings conference call at 11:00 a.m. E.T. on Tuesday, December 19, 2006, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com. The archive will be available for 12 months.

The Company’s summary projection for the fiscal year ending October 31, 2007 is available on the “Company Projections” section of the “Investor Relations” section of the Company’s website at http://www.khov.com.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt

Homes. As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2005 annual report, can be accessed through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America’s largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA’s 14 member companies build one out of every five homes in the United States.

Non-GAAP Financial Measures:

Consolidated earnings before interest expense, income taxes, depreciation, and amortization (“EBITDA”) is not a generally accepted accounting principle (GAAP) financial measure. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA to net income is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2005.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

October 31, 2006

Statements of Consolidated Income Operations

(Dollars in Thousands, Except Per Share)

	Three Months Ended, October 31,		Twelve Months Ended, October 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Total Revenues	$1,745,603	$1,771,661	$6,148,235	$5,348,417
Costs and Expenses (a)	1,932,700	1,504,957	5,930,514	4,602,871
Income from Unconsolidated Joint Ventures	1,552	12,557	15,385	35,039
(Loss) Income Before Income Taxes	(185,545)	279,261	233,106	780,585
Income Tax (Benefit) Provision	(70,286)	111,126	83,573	308,738
Net (Loss) Income	(115,259)	168,135	149,533	471,847
Less: Preferred Stock Dividends	2,669	2,758	10,675	2,758
Net (Loss) Income Available to Common Stockholders	$(117,928)	$165,377	$138,858	$469,089
Per Share Data:
Basic:
(Loss) income per common share	$(1.88)	$2.64	$2.21	$7.51
Weighted Average Number of
Common Shares Outstanding	62,758	62,721	62,822	62,490
Assuming Dilution:
(Loss) income per common share	$(1.88)	$2.53	$2.14	$7.16
Weighted Average Number of
Common Shares Outstanding	62,758	65,474	64,838	65,549

(a) Includes inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.

October 31, 2006

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin Three Months Ended October 31,		Homebuilding Gross Margin Twelve Months Ended October 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Sale of Homes	$1,677,816	$1,682,641	$5,903,387	$5,177,655
Cost of Sales, excluding interest (a)	1,334,913	1,241,006	4,538,795	3,812,922
Homebuilding Gross Margin, excluding interest	$342,903	$441,635	$1,364,592	$1,364,733
Homebuilding Cost of Sales interest	45,369	26,780	106,892	85,104
Homebuilding Gross Margin, including interest	$297,534	$414,855	$1,257,700	$1,279,629
Gross Margin Percentage, excluding interest	20.4%	26.2%	23.1%	26.4%
Gross Margin Percentage, including interest	17.7%	24.7%	21.3%	24.7%

	Land Sales Gross Margin Three Months Ended October 31,		Land Sales Gross Margin Twelve Months Ended October 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Land Sales	$36,551	$63,641	$140,389	$88,259
Cost of Sales, excluding interest (a)	12,910	35,834	94,286	52,203
Land Sales Gross Margin, excluding interest	$23,641	$27,807	$46,103	$36,056
Land Sales interest	507	1,476	1,437	1,715
Land Sales Gross Margin, including interest	$23,134	$26,331	$44,666	$34,341

(a) Does not include inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.

October 31, 2006

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Net (Loss) Income	$(115,259)	$168,135	$149,533	$471,847
Income Tax(Benefit) Provision	(70,286)	111,126	83,573	308,738
Interest expense	47,322	29,315	111,944	89,721
EBIT [1]	$(138,223)	$308,576	$345,050	$870,306
Depreciation	4,296	3,163	14,884	9,076
Amortization of Debt Costs	640	926	2,293	2,012
Amortization of Intangibles	16,430	13,829	54,821	46,084
Other Amortization	—	—	—	528
EBITDA[2]	(116,857)	326,494	417,048	928,006
Inventory Impairment Loss and Land Option Write-offs	315,226	2,008	336,204	5,360
Adjusted EBITDA[3]	$198,369	$328,502	$753,252	$933,366
INTEREST INCURRED	$57,858	$30,991	$166,427	$102,930
ADJUSTED EBITDA TO INTEREST INCURRED	3.43	10.60	4.53	9.07

(1) EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.

October 31, 2006

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2006	2005	2006	2005
	(Unaudited)
Interest Capitalized at Beginning of Period	$92,313	$48,998	$48,366	$37,465
Plus Interest Incurred	57,858	30,991	166,427	102,930
Less Interest Expensed	47,322	29,315	111,944	89,721
Interest Capitalized at End of Period	$102,849	$50,674	$102,849	$50,674

Summary Financial Projection

(Dollars in Millions, except per share or where noted)

(Unaudited)

	Fiscal Year 10/31/2003	Fiscal Year 10/31/2004	Fiscal Year 10/31/2005 (1)	Fiscal Year 10/31/2006 (1)	Projection Fiscal Year 10/31/2007* (1)
Total Revenues ($ Billion)	$3.20	$4.15	$5.35	$6.15	$5.2 - $ 5.9
Income Before Income Taxes	$411.5	$549.8	$780.6	$233.1	173 - $ 225
Pre-tax Margin	12.9%	13.2%	14.6%	3.8%	3.2% - 3.9%
Net Income Available to Common Stockholders	$257.4	$348.7	$469.1	$138.9	$97 - $129
Earnings Per Common Share (fully diluted)	$3.93	$5.35	$7.16	$2.14	$1.50 - $2.00

* Fiscal 2007 Projection is based on four quarters of projected results.

(1) Net Income less preferred dividends paid.

CONSOLIDATED BALANCE SHEETS

(In Thousands)	October 31, 2006	October 31, 2005
ASSETS
Homebuilding:
Cash and cash equivalents	$43,635	$201,641
Restricted cash	9,479	17,189
Inventories – at the lower of cost or fair value :
Sold and unsold homes and lots under development	3,297,766	2,459,431
Land and land options held for future development or sale	362,760	595,806
Consolidated inventory not owned:
Specific performance options	20,340	9,289
Variable interest entities	208,167	242,825
Other options	181,808	129,269
Total consolidated inventory not owned	410,315	381,383
Total inventories	4,070,841	3,436,620
Investments in and advances to unconsolidated joint ventures	212,581	187,205
Receivables, deposits, and notes	94,750	125,388
Property, plant, and equipment – net	110,704	96,891
Prepaid expenses and other assets	175,603	125,662
Goodwill and indefinite life intangibles	32,658	32,658
Definite life intangibles	146,303	249,506
Total homebuilding	4,896,554	4,472,760
Financial services:
Cash and cash equivalents	10,688	9,632
Restricted cash	1,585	1,037
Mortgage loans held for sale	281,958	211,248
Other assets	10,686	15,375
Total financial services	304,917	237,292
Income taxes receivable – including deferred tax benefits	259,814	9,903
Total assets	$5,461,285	$4,719,955

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Amounts)	October 31, 2006	October 31, 2005
LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Nonrecourse land mortgages	$26,088	$48,673
Accounts payable and other liabilities	563,643	510,529
Customers’ deposits	184,943	259,930
Nonrecourse mortgages secured by operating properties	23,684	24,339
Liabilities from inventory not owned	205,067	177,014
Total homebuilding	1,003,425	1,020,485
Financial services:
Accounts payable and other liabilities	12,158	8,461
Mortgage warehouse line of credit	270,171	198,856
Total financial services	282,329	207,317
Notes payable:
Revolving and term credit agreements
Senior notes	1,649,778	1,098,739
Senior subordinated notes	400,000	400,000
Accrued interest	51,105	20,808
Total notes payable	2,100,883	1,519,547
Total liabilities	3,386,637	2,747,349
Minority interest from inventory not owned	130,221	180,170
Minority interest from consolidated joint ventures	2,264	1,079
Stockholders’ equity :
Preferred stock, $.01 par value – authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at October 31, 2006 and October 31, 2005	135,299	135,389
Common stock, Class A, $.01 par value – authorized 200,000,000 shares; issued 58,653,723 shares at October 31, 2006; and 57,976,455 shares at October 31, 2005 (including 11,494,720 shares at October 31, 2006 and 10,995,656 shares at October 31, 2005 held in Treasury)	587	580
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 30,000,000 shares; issued 15,343,410 shares at October 31, 2006; and issued 15,370,250 shares at October 31, 2005 (including 691,748 shares at October 31, 2006 and October 31, 2005 held in Treasury)	153	154
Paid in capital – common stock	253,262	236,001
Retained earnings	1,661,810	1,522,952
Deferred compensation		(19,648)
Treasury stock – at cost	(108,948)	(84,071)
Total stockholders’ equity	1,942,163	1,791,357
Total liabilities and stockholders’ equity	$5,461,285	$4,719,955

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(In Thousands Except Per Share Data)	October 31, 2006	October 31, 2005	October 31, 2006	October 31, 2005
Revenues:
Homebuilding:
Sale of homes	$1,677,816	$1,682,641	$5,903,387	$5,177,655
Land sales and other revenues	41,303	65,644	155,250	98,391
Total homebuilding	1,719,119	1,748,285	6,058,637	5,276,046
Financial services	26,484	23,376	89,598	72,371
Total revenues	1,745,603	1,771,661	6,148,235	5,348,417
Expenses:
Homebuilding:
Cost of sales, excluding interest	1,347,823	1,276,840	4,633,081	3,865,125
Cost of sales interest	45,876	28,256	108,329	86,819
Total cost of sales	1,393,699	1,305,096	4,741,410	3,951,944
Selling, general and administrative	152,723	122,263	593,860	441,943
Inventory impairment loss and land option write-offs	315,226	2,008	336,204	5,360
Total homebuilding	1,861,648	1,429,367	5,671,474	4,399,247
Financial services	15,412	14,664	58,586	48,347
Corporate general and administrative	16,404	40,950	96,781	90,628
Other interest	1,446	1,059	3,615	2,902
Other operations	21,360	5,088	45,237	15,663
Intangible amortization	16,430	13,829	54,821	46,084
Total expenses	1,932,700	1,504,957	5,930,514	4,602,871
Income from unconsolidated joint ventures	1,552	12,557	15,385	35,039
(Loss) income before income taxes	(185,545)	279,261	233,106	780,585
State and federal income tax (benefit) provision:
State	(5,846)	18,507	1,366	44,806
Federal	(64,440)	92,619	82,207	263,932
Total taxes	(70,286)	111,126	83,573	308,738
Net (loss) income	(115,259)	168,135	149,533	471,847
Less: preferred stock dividends	2,669	2,758	10,675	2,758
Net (loss) income available to common stockholders	$(117,928)	$165,377	$138,858	$469,089
Per share data:
Basic:
(Loss) income per common share	$(1.88)	$2.64	$2.21	$7.51
Weighted average number of common shares outstanding	62,758	62,721	62,822	62,490
Assuming dilution:
(Loss) income per common share	$(1.88)	$2.53	$2.14	$7.16
Weighted average number of common shares outstanding	62,758	65,474	64,838	65,549

 HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

					Communities Under Development Three Months - 10/31/06

		Net Contracts (1) Three Months Ended October 31,			Deliveries Three Months Ended October 31,			Contract Backlog October 31,
		2006	2005	% Change	2006	2005	% Change	2006	2005	% Change
Northeast
	Homes	410	621	(34.0%)	783	648	20.8%	1,218	1,583	(23.1%)
	Dollars	178,882	257,950	(30.7%)	358,355	283,494	26.4%	591,849	693,535	(14.7%)
	Avg. Price	436,299	415,378	5.0%	457,669	437,491	4.6%	485,919	438,114	10.9%
Mid-Atlantic
	Homes	362	544	(33.5%)	684	674	1.5%	1,134	1,381	(17.9%)
	Dollars	149,168	284,692	(47.6%)	309,148	331,022	(6.6%)	562,670	713,021	(21.1%)
	Avg. Price	412,066	523,330	(21.3%)	451,971	491,130	(8.0%)	496,182	516,308	(3.9%)
Southeast (2)
	Homes	508	1,597	(77.3%)	1,010	1,442	(30.0%)	3,813	5,997	(36.4%)
	Dollars	142,701	450,257	(68.3%)	267,762	319,045	(16.1%)	1,093,299	1,493,084	(26.8%)
	Avg. Price	394,203	281,940	39.8%	265,111	221,252	19.8%	286,729	248,972	15.2%
Southwest
	Homes	974	935	4.2%	1,304	1,247	4.6%	999	1,296	(22.9%)
	Dollars	212,366	191,365	11.0%	290,159	248,607	16.7%	224,482	283,739	(20.9%)
	Avg. Price	218,035	204,669	6.5%	222,515	199,364	11.6%	224,707	218,934	2.6%
Midwest (3)
	Homes	291	252	15.5%	281	224	25.4%	668	581	15.0%
	Dollars	61,748	47,064	31.2%	63,353	39,384	60.9%	117,148	90,348	29.7%
	Avg. Price	212,194	186,764	13.6%	225,456	175,821	28.2%	175,371	155,504	12.8%
West
	Homes	555	875	(36.6%)	855	1,058	(19.2%)	664	1,753	(62.1%)
	Dollars	235,475	389,589	(39.6%)	389,039	461,089	(15.6%)	334,102	784,495	(57.4%)
	Avg. Price	424,279	445,244	(4.7%)	455,016	435,812	4.4%	503,166	447,516	12.4%
Consolidated Total
	Homes	3,100	4,824	(35.7%)	4,917	5,293	(7.1%)	8,496	12,591	(32.5%)
	Dollars	980,340	1,620,917	(39.5%)	1,677,816	1,682,641	(0.3%)	2,923,550	4,058,222	(28.0%)
	Avg. Price	316,239	336,011	(5.9%)	341,228	317,899	7.3%	344,109	322,311	6.8%
Unconsolidated Joint Ventures
	Homes	148	481	(69.2%)	566	565	0.2%	1,130	2,340	(51.7%)
	Dollars	31,833	183,078	(82.6%)	219,921	198,911	10.6%	517,970	1,030,801	(49.8%)
	Avg. Price	215,086	380,619	(43.5%)	388,553	352,056	10.4%	458,380	440,513	4.1%
Total
	Homes	3,248	5,305	(38.8%)	5,483	5,858	(6.4%)	9,626	14,931	(35.5%)
	Dollars	1,012,173	1,803,995	(43.9%)	1,897,737	1,881,552	0.9%	3,441,520	5,089,023	(32.4%)
	Avg. Price	311,629	340,056	(8.4%)	346,113	321,194	7.8%	357,523	340,836	4.9%
DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Southeast in the 2006 fourth quarter include the effects of the First Home Builders of Florida and CraftBuilt Homes acquisitions, which closed in August 2005 and April 2006, respectively.

(3) The number and the dollar amount of net contracts in the Midwest in the 2006 fourth quarter include the effect of the Oster Homes acquisition, which closed in August 2005.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

					Communities Under Development Twelve Months - 10/31/06

		Net Contracts (1) Twelve Months Ended October 31,			Deliveries Twelve Months Ended October 31,			Contract Backlog October 31,
		2006	2005	% Change	2006	2005	% Change	2006	2005	% Change

Northeast
	Homes	1,823	2,276	(19.9%)	2,188	2,329	(6.1%)	1,218	1,583	(23.1%)
	Dollars	808,736	946,932	(14.6%)	992,713	983,426	0.9%	591,849	693,535	(14.7%)
	Avg. Price	443,629	416,051	6.6%	453,708	422,252	7.4%	485,919	438,114	10.9%
Mid-Atlantic
	Homes	1,737	2,109	(17.6%)	1,984	1,915	3.6%	1,134	1,381	(17.9%)
	Dollars	837,170	1,079,347	(22.4%)	980,691	909,458	7.8%	562,670	713,021	(21.1%)
	Avg. Price	481,963	511,781	(5.8%)	494,300	474,913	4.1%	496,182	516,308	(3.9%)
Southeast (2)
	Homes	2,806	3,662	(23.4%)	5,074	3,433	47.8%	3,813	5,997	(36.4%)
	Dollars	826,387	964,554	(14.3%)	1,243,501	744,810	67.0%	1,093,299	1,493,084	(26.8%)
	Avg. Price	294,507	263,395	11.8%	245,073	216,956	13.0%	286,729	248,972	15.2%
Southwest
	Homes	3,955	4,255	(7.1%)	4,252	3,883	9.5%	999	1,296	(22.9%)
	Dollars	848,352	839,341	1.1%	925,918	738,417	25.4%	224,482	283,739	(20.9%)
	Avg. Price	214,501	197,260	8.7%	217,761	190,167	14.5%	224,707	218,934	2.6%
Midwest (3)
	Homes	942	578	63.0%	855	599	42.7%	668	581	15.0%
	Dollars	186,750	87,720	112.9%	173,699	90,131	92.7%	117,148	90,348	29.7%
	Avg. Price	198,249	151,765	30.6%	203,157	150,469	35.0%	175,371	155,504	12.8%
West
	Homes	2,498	3,951	(36.8%)	3,587	4,115	(12.8%)	664	1,753	(62.1%)
	Dollars	1,107,833	1,662,052	(33.3%)	1,586,865	1,711,413	(7.3%)	334,102	784,495	(57.4%)
	Avg. Price	443,488	420,666	5.4%	442,393	415,896	6.4%	503,166	447,516	12.4%
Consolidated Total
	Homes	13,761	16,831	(18.2%)	17,940	16,274	10.2%	8,496	12,591	(32.5%)
	Dollars	4,615,228	5,579,946	(17.3%)	5,903,387	5,177,655	14.0%	2,923,550	4,058,222	(28.0%)
	Avg. Price	335,385	331,528	1.2%	329,063	318,155	3.4%	344,109	322,311	6.8%
Unconsolidated Joint Ventures (4)
	Homes	1,051	1,907	(44.9%)	2,261	1,509	49.8%	1,130	2,340	(51.7%)
	Dollars	355,390	854,355	(58.4%)	868,222	529,944	63.8%	517,970	1,030,801	(49.8%)
	Avg. Price	338,145	448,010	(24.5%)	383,999	351,189	9.3%	458,380	440,513	4.1%
Total
	Homes	14,812	18,738	(21.0%)	20,201	17,783	13.6%	9,626	14,931	(35.5%)
	Dollars	4,970,618	6,434,301	(22.7%)	6,771,609	5,707,599	18.6%	3,441,520	5,089,023	(32.4%)
	Avg. Price	335,580	343,382	(2.3%)	335,212	320,958	4.4%	357,523	340,836	4.9%
DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Southeast in fiscal 2006 include the effects of the Cambridge Homes, First Home Builders of Florida and CraftBuilt Homes acquisitions, which closed in March 2005, August 2005 and April 2006, respectively.

(3) The number and the dollar amount of net contracts in the Midwest in fiscal 2006 include the effect of the Oster Homes acquisition, which closed in August 2005.

(4) The number and the dollar amount of net contracts in Unconsolidated Joint Ventures in fiscal 2006 include the effect of the Town & Country Homes acquisition, which closed in March 2005.